UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 29, 2012

Southwest Bancorp, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

608 South Main Street, Stillwater, Oklahoma		74074
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	405-372-2230

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02. Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01. Other Events.

Executive Management Appointments.

Southwest Bancorp, Inc. (“Southwest” or the “Company”), parent bank holding company of Stillwater National Bank and Trust Company (“Stillwater National”) and Bank of Kansas, earlier today announced the promotion and appointment of three executive managers.

Rick Green, President, Chief Executive Officer, and Vice Chairman stated, “We are very fortunate to be able to strengthen our management team through the organizational changes announced today. The officers whose appointments are announced today are highly effective managers identified from both inside and outside Southwest. Each of them is a seasoned banker or banking lawyer. Each also played a critical role in our $300 million in asset sales in the fourth quarter of 2011, which positions Southwest for the future.”

In the fourth quarter of 2011 Southwest closed on the sale of approximately $300 million in loans and other real estate. At year-end 2011, primarily as a result of the asset sales, Southwest had substantially improved its credit quality while maintaining a level of capital well above regulatory requirements.

Priscilla Barnes, age 55, has been promoted to Senior Executive Vice President and Chief Operating Officer, reporting to the President and Chief Executive Officer Rick Green, effective March 29, 2012. She has a proven, consistent track record of management achievements over her seven years at Southwest, and played a crucial role in improving our credit quality, including providing executive management of the fourth quarter 2011 asset sales. Ms. Barnes previously served as Executive Vice President and Chief Credit Officer for Southwest, Stillwater National, and Bank of Kansas, beginning in July 2011, and Executive Vice President, Regulatory Risk Management. Ms. Barnes joined Stillwater National Bank in 2005. She has thirty-two years of bank experience including service as a banker, bank director, and federal banking regulator, among others. Ms. Barnes was an Oklahoma State University Regent’s Distinguished Scholar and attended the Graduate School of Banking in Madison, Wisconsin.

Brent Bates, age 37, has been promoted to Executive Vice President and Chief Credit Officer, effective March 29, 2012. He previously served as Senior Vice President and Senior Credit Officer of Stillwater National, and was the principal manager for the Company’s fourth quarter asset sales, reporting to Ms. Barnes. From 2003 until joining us in September 2011, Mr. Bates held various credit-related positions at Arvest Bank, Oklahoma City, OK, including Vice President and Manager of Commercial Credit Analysis, Commercial Loan and Bond Workout Officer, and Senior Loan Review Officer. He also served nearly five years as a safety and soundness bank examiner for the Federal Reserve Bank of Kansas City as well as the Texas Department of Banking. Mr. Bates earned a bachelor’s degree in finance from the University of Oklahoma and graduated with honors from the Graduate School of Banking at Boulder, Colorado.

Rusty LaForge, age 37, joined Southwest on August 2, 2012, as Executive Vice President and General Counsel. He most recently was an attorney with McAfee & Taft, serving as the practice group leader for the firm’s Banking and Financial Institutions practice group, where he concentrated on regulatory and transactional matters affecting banks, bank holding companies, and other financial firms. He was our principal outside legal counsel for the Company’s fourth quarter asset sales. His career experience includes service as director of investor relations for Guaranty Financial Group and Guaranty Bank, Austin, Texas from May 2007 to August 2009, and as an associate in the financial services section of the law firm Bracewell & Giuliani. Mr. LaForge earned a bachelor’s degree in accounting from Oklahoma State University in 1998, and graduated from the University of Oklahoma College of Law in 2002. While in law school, he served as a Carl Albert Executive Fellow with the Oklahoma Department of Securities and as a judicial extern in the U.S. District Court of the Western District of Oklahoma. Mr. LaForge is a certified public accountant and a member of the Oklahoma Bar Association, the State Bar of Texas, and the American Bar Association.

Each of these changes is subject to after-the-fact regulatory review, which we believe will be successfully completed in the near future.

Chief Executive Officer Plans for Retirement

Mr. Green further announced that he and the board of directors have begun a search for his successor CEO. “The appointments announced today position the Company well going forward. I would like for two of my last accomplishments at Southwest to be leaving a strong management team in place as well as finding a successor CEO who is ready to lead Southwest into the future. My goal has always been to retire at age 65 and I believe this is an opportune time to start that process. Southwest is well-positioned to capitalize on the opportunities ahead with improved credit quality and capital that substantially exceeds regulatory standards.”

Mr. Green and Southwest’s board of directors will conduct a national search and have engaged a search firm, Fraser Keating Associates, LLC, to assist in identifying a successor President and CEO for Southwest. Mr. Green will continue to serve as CEO, will work with Southwest’s board of directors to ensure the successful identification of a successor CEO and, once a successor CEO is named, will facilitate in the transition of executive responsibilities. Mr. Green intends to fully retire in January 2013, provided a successor is in place at that time.

Robert Rodgers, Chairman of the Board, said, “On behalf of the Board, I would like to express our appreciation for the many years of dedicated service Rick has provided to the Company. We believe that the recent decisions and restructurings within Southwest under Rick’s leadership have positioned the Company to attract an experienced, well-qualified individual to replace our long-time, respected CEO.”

Rick Green was appointed the Chief Executive Officer of Southwest effective January 1, 1999. Mr. Green previously served as Chief Operating Officer, President of the Central Oklahoma division, and Executive Vice President of Stillwater National. Among his many achievements are the development of the Company’s healthcare specialty, which accounted for over $600 million of our loans at year-end 2011; growing the Company to over $2 billion in total assets; establishment and development of Stillwater National’s Oklahoma City operations; and expansion into Texas and Kansas.

Ms. Barnes, the Company’s new Chief Operating Officer, stated, “Rick has positioned the Company well to capitalize on the opportunities ahead. On behalf of all Southwest employees, we thank Rick for his many years of service as we prepare for the future of the Company under new leadership.”

Southwest Bancorp and Subsidiaries

Southwest is the bank holding company for Stillwater National and Bank of Kansas. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas, and on the Internet, through SNB DirectBanker®. We were organized in 1981 as the holding company for Stillwater National, which was chartered in 1894. At December 31, 2011 we had total assets of $2.4 billion, deposits of $1.9 billion, and shareholders’ equity of $307.2 million. Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB. Southwest’s public trust preferred securities are traded on the NASDAQ Global Select Market under the symbol OKSBP.

Caution About Forward-Looking Statements

We make forward-looking statements in this Form 8-K that are subject to risks and uncertainties. We intend these statements to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest’s goals, intentions, and expectations;

•	Estimates of risks and of future costs and benefits;

•	Expectations regarding our future financial performance and the financial performance of our operating segments;

•	Expectations regarding regulatory actions;

•	Expectations regarding our ability to utilize tax loss benefits;

•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;

•	Estimates of the value of assets held for sale or available for sale; and

•	Statements of our ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies; and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate our future results. For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read the “Risk Factors” contained in Southwest’s reports to the Securities and Exchange Commission.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause our actual results to differ materially from those contained in the forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made. We do not intend to, and undertake no obligation to, update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Item 8.01 Other Events

The material provided in response to Item 5.02 hereof is hereby incorporated by reference in this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired. Not applicable.

(b) Pro forma financial information. Not applicable.

(c) Exhibits. Not applicable

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southwest Bancorp, Inc.

April 4, 2012	By:	Rick Green

Name: Rick Green
Title: President and CEO